UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2005

AVONDALE INCORPORATED

(Exact name of registrant as specified in its charter)

Georgia	33-68412	58-0477150
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

506 South Broad Street
Monroe, Georgia		30655
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (770) 267-2226

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.

     Avondale Mills, Inc. (the “Company”) announced today that it has commenced a solicitation of consents to amend the indenture (the “2013 Indenture”) related to its 10 1/4% Senior Subordinated Notes due 2013 (CUSIP No. 054402AB8) (the “2013 Notes”) and the terms of its Senior Floating Rate Notes due 2012 (the “2012 Notes,” and, together with the 2013 Notes, the “Notes”). The consent solicitation will expire at 5:00 p.m., New York City time, on June 15, 2005 unless extended.

     The solicitation seeks approval for proposed amendments to the terms of the Notes to save the Company the burden and expense of filing annual reports and other information, documents and other reports with the Securities and Exchange Commission (“SEC”) and, in these reports, of complying with Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules of the Securities Exchange Act of 1934 while continuing to provide holders of the Notes financial statements and other information substantially consistent with the information contained in the reports on Forms 10-K, 10-Q and 8-K that Avondale Incorporated, the parent of the Company (the “Guarantor”), has prepared historically, among other things. The proposed amendments would, in summary, amend the SEC Reports covenants in the 2013 Indenture and the 2012 Notes to no longer require the Company, or the Guarantor, to file annual, quarterly and other reports with the SEC. Instead, the Company or the Guarantor would: (1) provide for delivery to the holders of Notes financial statements and such other information that would be required to be contained in quarterly reports on Form 10-Q and annual reports on Form 10-K, respectively, without needing to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules of the Securities Exchange Act of 1934 or file such reports with the SEC; (2) provide for delivery to the holders of Notes such information as would be required to be contained in a Current Report on Form 8-K, except, if applicable, with respect to Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules of the Securities Exchange Act of 1934; (3) post such information for the current and previous two fiscal years on a non-public website to which holders of the Notes, prospective investors and securities analysts are provided access upon request to the Company; (4) conduct a conference call regarding its recent earnings results following the delivery of each quarterly and annual report, after giving advanced public notice thereof, as to form, substance and timing substantially consistent with other public companies, in the Company’s reasonable determination (so-called “earnings calls”); and (5) pay on each March 1 of any fiscal year of the Company to each holder of record of Notes on the immediately preceding February 15 additional interest equal to the aggregate principal amount of Notes owned by such holder multiplied by .0025 per annum.

     The Company is offering a consent fee of $2.50 per $1,000 principal amount of the Notes to each holder of record as of the record date who has delivered (and has not revoked) a valid consent prior to the expiration of the consent solicitation. The Company’s obligation to accept consents and pay the consent fee is conditioned, among other things, on the receipt of consents from holders of not less than a majority in principal amount of each series of outstanding Notes to the respective proposed amendment relating to such series of Notes. The record date for the consent solicitation is 5:00 p.m., New York City time, on May 24, 2005.

     The consent solicitation is being made only by the Consent Solicitation Statement dated May 25, 2005 and the Letter of Consent of the Company. For a complete statement of the terms and conditions of the consent solicitation and the proposed amendments, holders of the Notes should refer to the Consent Solicitation Statement, which is being sent to all holders of record of the Notes as of the record date. Requests for additional copies of the Consent Solicitation Statement, the Letter of Consent or other related documents should be directed to MacKenzie Partners, Inc., the Information Agent for the consent solicitation, at (800) 322-2885 or (212) 929-5500 (Attention: Jeanne Carr). Any questions regarding the consent solicitation, the Consent Solicitation Statement or related documents should be directed to the Company at Avondale Mills, Inc., 506 South Broad Street, Monroe, GA 30655, Attention: G. Stephen Felker, Jr., Manager, Corporate Development, Telephone: (770) 267-2226.

     The Company has not filed the Consent Solicitation Statement or the Letter of Consent with, and neither has been reviewed by, any federal, state or foreign securities commission or regulatory authority of any country. The Company has not authorized anyone to make any recommendation as to whether or not holders of the Notes should deliver their consents. This report does not constitute the solicitation of consents. The consents are not being solicited in any state or jurisdiction in which such a solicitation would be unlawful.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2005	AVONDALE INCORPORATED
	By:	/s/Jack R. Altherr, Jr.
Jack R. Altherr, Jr.
Vice Chairman and Chief Financial Officer